UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PENNS WOODS BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release – For Immediate Release
November 9, 2022

Penns Woods Bancorp, Inc. Announces Temporary Adjournment of Special Meeting of Shareholders

(Scheduled to reconvene on December 13, 2022 at 9:00 a.m.)

Williamsport, PA -- November 9, 2022 -- Penns Woods Bancorp, Inc., (NASDAQ: PWOD) (the “Company”) announced today that its special meeting of shareholders convened on November 8, 2022 to consider and vote on a proposed amendment to the articles of incorporation was temporarily adjourned to provide additional time for voting. Approval of the articles amendment requires the affirmative vote of at least 66-2/3% of the outstanding shares of common stock. At the time of the adjournment, approximately 72% of the Company’s outstanding shares had been voted and, of such voted shares, approximately 86% had voted in favor of the proposal to amend the articles of incorporation.

The Special Meeting will be reconvened to vote on the proposed amendment to the articles of incorporation at 9:00 a.m., Eastern Time, on December 13, 2022. The Special Meeting will re-convene virtually via the Internet at www.meetnow.global/MR69M5J. Shareholders may attend the Special Meeting by logging in through the same method described in the Company’s proxy statement dated September 2, 2022, filed with the Securities and Exchange Commission and previously distributed to shareholders.

The record date for the Special Meeting remains the close of business on August 15, 2022. Proxies previously submitted for the Special Meeting will be voted in accordance with the instructions marked, and no further action is required by any shareholder who has previously delivered a proxy card and who does not wish to revoke a proxy or change their vote. Information about voting or revoking a proxy is set forth in the Company’s proxy statement dated September 2, 2022. During the temporary adjournment, the Company will continue to solicit votes from shareholders on the proposal to amend the Company’s articles of incorporation. Shareholders who have questions about voting may contact the Company’s proxy solicitor, Alliance Advisors LLC at the following toll-free number: (855) 200-8321.

Additional Information

This communication may be deemed to be additional solicitation material with respect to the Special Meeting. On September 6, 2022, Penns Woods Bancorp, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the Special Meeting. SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSAL TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the “Investors” section of the Company’s website at www.pwod.com. Shareholders may also request a copy of these materials at no cost by contacting the Company at 110 Reynolds Street, South Williamsport, PA 17702, or (570) 322-1111. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from shareholders in respect of the Special Meeting. The Company has also engaged Alliance Advisors LLC to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Special Meeting.

Forward Looking Statements

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates;  (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contact:	Richard A. Grafmyre, Chief Executive Officer 110 Reynolds Street South Williamsport, PA 17702 (570) 322-1111

e-mail: pwod@pwod.com

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